Exhibit 3.1

STATE OF NEVADA
FRANCISCO V. AGUILAR Secretary of State		C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

04/13/2026
Work Order Item Number:	W2026041301079-5158331
Filing Number:	20265666631
Filing Type:	Amended and Restated Articles
Filing Date/Time:	4/13/2026 11:44:00 AM
Filing Page(s):	4

Indexed Entity Information:
Entity ID: E30165262023-0	Entity Name: Cenntro Inc. (the
"Corporation")
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

Vcorp Agent Services, Inc.

701 S. Carson Street, Suite 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording

401 N. Carson Street	1 State of Nevada Way
Carson City, NV 89701	Las Vegas, NV 89119

11:44:29 a.m. 04-13-2026	4	18886118813
To: nevada secretary of state	Page: 4 of 9	2026-04-13 18:45:29 GMT From: Vcorp Services, LLC	Filed in the Office of	Business Number E30165262023-0
Filing Number 20265666631
	FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov		Secretary of State	Filed On
			State Of Nevada	4/13/2026 11:44:00 AM
Number of Pages
4

Profit Corporation:
 Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
 Certificate to Accompany Restated Articles or Amended and
 Restated Articles (PURSUANT TO NRS 78.403)
 Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT
1. Entity information:	Name of entity as on file with the Nevada Secretary of State:

CENNTRO INC. (the "Corporation")

	Entity or Nevada Business Identification Number (NVID):	E30165262023-0

2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)
☒  Certificate to Accompany Restated Articles or Amended and Restated Articles
☐    Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
☒    Amended and Restated Articles
* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the
following: (Check only one box)   ☐        incorporators      ☐    board of directors
  The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒  Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation" have voted in favor of the amendment is: 50.5%
Or  ☐  No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
☐	The entity name has been amended.	☐	Dissolution
☐	The purpose of the entity has been amended.	☐	Merger
☐	The authorized shares have been amended.	☐	Conversion
☐	Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	Page 1 of 2 Revised. 9/1/2023

11:44:29 a.m. 04-13-2026	5	18886118813

To: nevada secretary of state	Page: 5 of 9	2026-04-13 18:45:29 GMT	18886118813	From: Vcorp Services, LLC

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles {PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date:	04/08/2026	Time:	3:00 pm

(must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)
Changes to takes the following effect:
☐    The entity name has been amended.
☐    The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐    The purpose of the entity has been amended.
☒    The authorized shares have been amended.
☐    The directors, managers or general partners have been amended.
☐    IRS tax language has been added.
☐    Articles have been added.
☐    Articles have been deleted,
☐    Other.
The articles have been amended as follows: (provide article numbers, if available)
(attach additional page(s) if necessary)

6. Signature: (Required)	X	/s/ Peter Z. Wang	Peter Z. Wang
	Signature of Officer or Authorized Signer		Title

X
	Signature of Officer or Authorized Signer		Title
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)
See attached AMENDED AND RESTATFI) ARTICLES OF INCORPORATION

This form must be accompanied by appropriate fees.	Page 2 of 2
Revised:9/1/2023

11:44:29 a.m. 04-13-2026	6	18886118813
To: nevada secretary of state	Page: 6 of 9		2026-04-13 18:45:29 GMT	18886118813	From: Vcorp Services, LLC

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CENNTRO INC.

Cenntro Inc., a Nevada corporation, does hereby certify that:

ARTICLE I
NAME

The name of the Corporation is Cenntro, Inc. (the "Corporation").

ARTICLE II
PURPOSE

The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

ARTICLE 111
CAPITAL STOCK

Section 3.01. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 18,333,334 shares, consisting of (a) 16,666,667 shares of common stock, par value $0.0001 per share (the "Common Stock"), and (b) 1,666,667 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). Fully paid stock of the Corporation shall not be liable to any further call or assessment.

Section 3.02. Preferred Stock. The Board of Directors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions, and by filing a certificate pursuant to the applicable law of the State of Nevada, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and to establish from time-to-time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof. The relative powers, preferences and rights of each series of Preferred Stock in relation to the Preferred Stock Designations of each other series of Preferred Stock shall, in each case, he as fixed from time-to-time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section 3.02

ARTICLE IV
DIRECTORS

The number of directors shall be at least one (1) person, but not more than fifteen (15) persons. The number of Directors may be changed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

ARTICLE V
BYLAWS

The Board shall have the power and is expressly authorized to adopt, amend, alter, or repeal the Bylaws. The Bylaws also may be restated or amended by the stockholders upon the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

11:44:29 a. m. 04-13-2026	7	18886118813
To: nevada secretary of state	Page: 7 of 9		2026-04-13 18:45:29 GMT	18886118813	From: Vcorp Services, LLC

ARTICLE VI
LIMITED LIABILITY, INDEMNIFICATION

Section 6.01. Limited Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statues and particularly Section 78.138.7 thereof, as the same may be amended and supplemented. Any repeal or modification of this Section 6.01 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Section 6.02. Indemnification of Directors, Officers, and Agents. The Corporation may, to the fullest extent not prohibited by the Nevada Revised Statutes and otherwise as provided by the provisions of Section 78.7502 and 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section as provided in the bylaws of the Corporation. Such right of indemnification shall be contingent upon, and shall exist only if, such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, where such person also had no reasonable cause to believe his or her conduct was unlawful. Such right of indemnification shall include the advancement of expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by the indemnified party to repay the advancements if it is ultimately determined by a court of competent jurisdiction that the indemnified party is not entitled to be indemnified. Expenses. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees, or agents of the Corporation may have or hereafter acquire, and such persons shall be entitled to their respective rights of indemnification under the Bylaws of the Corporation or any agreement, vote of stockholders, provision of law, or otherwise, as well their rights under this Section 6.02. The indemnification provided in this Section 6.02 shall continue as to a person who has ceased to he such a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VII
AMENDMENTS

From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

In Witness Whereof, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this 8th day of April 2026.

By:	/s/ Peter Wang
Name:	Peter Wang
Title:	Chief Executive Officer, President,
Chairman of the Board and Director